UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2013

CALDERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kendall Square, Building 200, Suite 2 Cambridge, Massachusettes 02139
(Address of principal executive offices) (zip code)

(505) 661-2420
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2013, Mark Korb, age 46, accepted the appointment as the Chief Financial Officer of Caldera Pharmaceuticals. Inc. (“Caldera”).  Mr. Korb has over 20-years experience with  high-growth companies and experience taking startup operations to the next level.

Since July 2011, First South Africa Management, a company for which Mr. Korb has served as the Chief Financial Officer since January 2010 has been providing consulting services to Caldera, including  the financial expertise required of public companies. First South Africa Management provides financial management and strategic management services to various companies.

From 2007 to 2009 Mr. Korb was the group chief financial officer and director of Foodcorp (Proprietary) Limited (“Fodcorp”), a multimillion dollar consumer goods company based in South Africa. In his role as chief financial officer, Mr. Korb delivered operational and strategic leadership for the full group financial function during a period of change including mergers, acquisitions and organic growth. As a board director he cultivated relationships with shareholders, bond holders, financial institutions, rating agencies, and auditors. Mr. Korb was also responsible for leading the group IT strategy and implementation and supervised 16 direct reports including 10 divisional financial directors.

From 2001 to 2007 Mr. Korb was the group chief financial officer of First Lifestyle, initially a publicly traded company on the Johannesburg Stock Exchange in South Africa which was then purchased by management which included Mr. Korb. He anchored the full group financial function with responsibility for M&A activity, successfully leading the process whereby the Company was sold to Foodcorp mentioned above. Upon completion of the merger, Mr. Korb was appointed as the group chief financial officer of Foodcorp.

First South Africa Management has a consulting arrangement with the Caldera that provides for it to be paid a monthly fee of $15,000. During the year ended December 31, 2012 consulting fees of approximately $172,500 were paid by Caldera to First South Africa Management and Caldera issued to First South Africa Management stock options exercisable for  150,000 shares at an exercise price of $1.50 per share during the last year.  There are no family relationships between Mr. Korb  and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer.  Mr. Clive Kabatznik, the Chief Executive Officer of First South Africa Management, serves as a director of Caldera.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2013	CALDERA PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ Gary Altman
Name: Gary Altman Title: President and Chief Executive Officer